Exhibit 99.1

September 15, 2016

Liberty Broadband Corporation to Present at 25th Annual Goldman Sachs Communacopia Conference

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Broadband Corporation (Nasdaq: LBRDA, LBRDK) announced that Greg Maffei,  President and CEO of Liberty Broadband Corporation,  will be presenting at the 25th Annual Goldman Sachs Communacopia Conference on Thursday,  September 22nd at 11:20 a.m., E.T. at the Conrad Hotel in New York, New York.  During his presentation, Mr. Maffei may make observations regarding the company's financial performance and outlook.

The presentation will be broadcast live via the Internet. All interested persons should visit the Liberty Broadband Corporation website at http://ir.libertybroadband.com/events-presentations to register for the webcast. An archive of the webcast will also be available on this website for one year after appropriate filings have been made with the SEC.

About Liberty Broadband Corporation

Liberty Broadband Corporation’s (Nasdaq: LBRDA, LBRDK) businesses consist of its interest in Charter Communications and its subsidiary TruePosition.

Liberty Broadband Corporation
Courtnee Chun, 720-875-5420

Source: Liberty Broadband Corporation